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                                                                        EX-99.a1

                             CERTIFICATE OF TRUST

                                       OF

                               THE BRINSON FUNDS

                           a Delaware Business Trust


          THIS Certificate of Trust of THE BRINSON FUNDS (the "Trust"), dated as of this 9th day of August, 1993, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, (S)(S)3801-3819.

          1. NAME. The name of the business trust formed hereby is "THE BRINSON FUNDS."

          2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service at process.

               (a) REGISTERED OFFICE. The registered office of the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

               (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, in the event that the Trust's governing instrument, as defined in section 3801(f) of the Act, creates one or more series as provided in section 3806(b)
(2) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

          IN WITNESS WHEREOF, the Trustees named below do hereby execute this
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                                                                        EX-99.a1

Certificate of Trust as of the date first-above written.


                              /s/ Gary P. Brinson
                              --------------------------------------
                              Gary P. Brinson
                              209 South LaSalle Street
                              Chicago, IL 60604


                              /s/ E. Thomas McFarlan
                              --------------------------------------
                              E. Thomas McFarlan
                              209 South LaSalle Street
                              Chicago, IL 60604


                              /s/ Edward C. Hamill
                              --------------------------------------
                              Edward C. Hamill
                              209 South LaSalle Street
                              Chicago, IL 60604


                              /s/ C. Roderick O'Neil
                              --------------------------------------
                              C. Roderick O'Neil
                              P. O. Box 6728
                              Hartford, CT 06106


                              /s/ Frank K. Reilly
                              --------------------------------------
                              Frank K. Reilly
                              College of Business Administration
                              University of Notre Dame
                              Notre Dame, IN 46556